Exhibit 99.1

FROM:	KENNAMETAL INC.
P.O. Box 231
Latrobe, PA 15650
724-539-6141

Investor Relations
Contact: Beth A. Riley

Media Relations
Contact: Joy Chandler

DATE:	October 27, 2004

FOR RELEASE:	Immediate

KENNAMETAL REPORTS STRONG START TO FISCAL 2005

–	Q1 05 sales up 20 percent

–	Strong performance in all business units

–	Earnings per diluted share (EPS) of $0.61, up 79 percent

–	Raising EPS outlook for FY05 to $2.80 and $3.00

LATROBE, Pa., October 27, 2004 - Kennametal Inc. (NYSE: KMT) today reported fiscal 2005 first-quarter EPS of $0.61 compared with prior year adjusted EPS of $0.34. First quarter EPS exceeded previous guidance and there were no special items. Reported EPS in last year’s 1st quarter were $0.24 and included special items totaling $0.10. The effective tax rate in first quarter was 36 percent compared to prior year’s rate of 32 percent.

EPS Summary

Company Guidance (9/15/04): $0.55 to $0.60

Analyst Estimate Range (10/18/04): $0.50 to $0.60

Reported EPS: $0.61

Kennametal Chairman, President and Chief Executive Officer, Markos I. Tambakeras, said, “We are very pleased to build on our successes of last year with a strong start to Fiscal 2005. We are particularly encouraged by the performance across all our North American businesses, including J&L Industrial Supply. For our Metalworking business, growth in the North American and developing markets was augmented by a return to modest growth in Europe. The investments we have made in the Kennametal Value Business System (KVBS) over the past several years are translating into strong results as the markets we serve continue to perform well.”

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Highlights of the Fiscal 2005 First Quarter

•	Record sales up 20 percent on 15 percent organic sales growth, 3 percent benefit from foreign currency exchange and 2 percent from acquisitions.

•	Reported net income was $22.7 million versus $8.8 million in the same quarter last year, as improved sales volume was leveraged against a more productive operating structure in the current quarter.

•	Net cash flow from operations was $32 million versus $12 million last year. Free operating cash flow totaled $17 million for the quarter versus $2 million in last year’s comparable quarter, due to improved earnings and lower tax payments, partially offset by increased capital investment.

•	As of September 30, 2004, total debt was $435 million, down $5 million from June 2004 and down $85 million from September 30, 2003.

•	Debt to capital decreased to 31.6 percent versus 40.5 percent at the end of September in the prior year.

•	Adjusted Return on Invested Capital improved 210 basis points to 7.6 percent.

Outlook

Demand levels experienced in the fiscal first quarter continue to support expectations of economic strength in the manufacturing sector throughout the remainder of fiscal 2005 in North America and rest-of-world markets. European markets are expected to continue a modest recovery in industrial activity.

Tambakeras said, “We are confident that the talent and drive of our employees, coupled with sound execution of the KVBS processes, will deliver substantial top and bottom line growth throughout 2005. We expect to offset significantly higher raw material prices through pricing and operational efficiencies, and are closely monitoring the potential for a negative impact from capacity constraints. Despite these challenges, we are determined to continue to deliver superior financial performance in the coming quarters. We are focused on continuing to build on our successful start to fiscal 2005 by taking advantage of our broad geographic footprint, lean operating structure and world-class product and service technology to deliver competitive advantage to our customers and value for our shareholders.”

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Organic sales for the second quarter of fiscal 2005 are expected to grow 13 to 15 percent. Reported EPS is expected to be $0.60 to $0.65. The assumed effective tax rate for the second quarter is approximately 20%. The expected tax rate for the full year remains approximately 32%, consistent with original guidance. As the Company indicated previously, it plans to execute a business strategy that will lower its tax rate in one quarter during the fiscal year.

For the full year, organic sales are expected to grow 8 to 10 percent. Reported EPS are expected to be $2.80 to $3.00, up 30 to 40 percent.

Kennametal anticipates net cash flow provided by operating activities of approximately $180 to $220 million in fiscal 2005. Purchases of property, plant and equipment, net of proceeds from disposals of property, plant and equipment are expected to be approximately $70 to $80 million. Adjusting net cash flow provided by operating activities for the above items, Kennametal expects to generate between $110 and $140 million of free operating cash flow for fiscal 2005.

Kennametal advises shareholders to note monthly order trends, for which the company makes a disclosure ten business days after the conclusion of each month. This information is available on the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

Dividend Declared

Kennametal also announced its Board of Directors declared a quarterly cash dividend of $0.17 cents per share, payable November 22, 2004, to shareowners of record as of the close of business on November 10, 2004.

First quarter results will be discussed in a live Internet broadcast at 10:00 a.m. (Eastern) today. Access the live or archived conference by visiting the Investor Relations section of Kennametal’s corporate web site at www.kennametal.com.

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This release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should,” “anticipate,” “estimate,” “approximate,” “expect,” “may,” “will,” “project,” “intend,” “plan,” “believe,” and others words of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, market position and product development, which are based on current expectations that involve inherent risks and uncertainties, including factors that could delay, divert or change any of them in the next several years. Although it is not possible to predict or identify all factors, they may include the following: global economic conditions; future terrorist attacks; epidemics; risks associated with integrating and divesting businesses and achieving the expected savings and synergies; demands on management resources; risks associated with international markets such as currency exchange rates, and social and political environments; competition; labor relations; commodity prices; demand for and market acceptance of new and existing products; and risks associated with the implementation of restructuring plans and environmental remediation matters. We can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of future events or developments.

Kennametal Inc. aspires to be the premier tooling solutions supplier in the world with operational excellence throughout the value chain and best-in-class manufacturing and technology. Kennametal strives to deliver superior shareowner value through top-tier financial performance. The company provides customers a broad range of technologically advanced tools, tooling systems and engineering services aimed at improving customers’ manufacturing competitiveness. With about 13,500 employees worldwide, the company’s annual sales approximate $2.0 billion, with nearly half coming from sales outside the United States. Kennametal is a five-time winner of the GM “Supplier of the Year” award and is represented in more than 60 countries. Kennametal operations in Europe are headquartered in Fürth, Germany. Kennametal Asia Pacific operations are headquartered in Singapore. For more information, visit the company’s web site at www.kennametal.com.

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FINANCIAL HIGHLIGHTS

Consolidated financial highlights for Kennametal Inc. (NYSE: KMT) for the quarter ended September 30, 2004 and 2003 are shown in the following tables (in thousands, except per share amounts).

Consolidated Statements of Income (Unaudited)

	Quarter Ended
	September 30,
	2004	2003
Sales	$531,436	$444,575
Cost of goods sold (1)	358,041	300,468

Gross profit	173,395	144,107
Operating expense (2)	130,949	121,239
Restructuring and asset impairment charges	—	550
Amortization of intangibles	537	470

Operating income	41,909	21,848
Interest expense	6,456	6,600
Other (income) expense, net	(1,574)	1,337

Income before provision for income taxes and minority interest	37,027	13,911
Provision for income taxes	13,330	4,452
Minority interest	977	695

Net income	$22,720	$8,764

Basic earnings per share	$0.62	$0.25

Diluted earnings per share	$0.61	$0.24

Dividends per share	$0.17	$0.17

Basic weighted average shares outstanding	36,373	35,336

Diluted weighted average shares outstanding	37,363	35,989

1)	For the quarter ended September 30, 2003, these amounts include charges of $0.1 million for integration activities related to the Widia acquisition and $2.8 million related to restructuring programs.

2)	For the quarter ended September 30, 2003, these amounts include charges of $1.4 million for integration activities related to the Widia acquisition.

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FINANCIAL HIGHLIGHTS (Continued)

In addition to reported results under U.S. GAAP, the following financial highlight tables also include, where appropriate, a reconciliation of results excluding special items and free operating cash flow (which are non-GAAP measures), to the most directly comparable GAAP measures. Management believes that each of these non-GAAP financial measures is useful to investors to more easily compare the Company’s financial performance period to period.

For the quarter ended September 30, 2004, there were no special items.

RECONCILIATION TO GAAP - QUARTER ENDED SEPTEMBER 30, 2003 (Unaudited)

					Diluted
		Operating	Operating	Net	Earnings
	Gross Profit	Expense	Income	Income	Per Share
2003 Reported Results	$144,107	$121,239	$21,848	$8,764	$0.24
MSSG Restructuring	2,843	—	3,393	2,307	0.07
Widia Integration Costs - MSSG	63	(1,448)	1,511	1,027	0.03
Widia Integration Costs - AMSG	48	—	48	33	—

2003 Results Excluding Special Items	$147,061	$119,791	$26,800	$12,131	$0.34

EPS for the quarter ended September 30, 2004 of $0.61 is up 79 percent from EPS, excluding special charges, of $0.34 and 154 percent from EPS, as reported, of $0.24 for the quarter ended September 30, 2003.

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FINANCIAL HIGHLIGHTS (Continued)

     SEGMENT DATA (Unaudited):

	Quarter Ended
	September 30,
	2004	2003
Outside Sales:
Metalworking Solutions and Services Group	$315,870	$271,129
Advanced Materials Solutions Group	117,886	93,631
J&L Industrial Supply	61,417	48,139
Full Service Supply	36,263	31,676

Total Outside Sales	$531,436	$444,575

Sales By Geographic Region:
Within the United States	$277,147	$232,614
International	254,289	211,961

Total Outside Sales	$531,436	$444,575

Operating Income (Loss), as reported:
Metalworking Solutions and Services Group	$38,872	$23,502
Advanced Materials Solutions Group	14,533	11,822
J&L Industrial Supply	5,721	2,685
Full Service Supply	120	(281)
Corporate and Eliminations (1)	(17,337)	(15,880)

Total Operating Income	$41,909	$21,848

Operating Income (Loss), excluding special charges:
Metalworking Solutions and Services Group	$38,872	$28,406
Advanced Materials Solutions Group	14,533	11,870
J&L Industrial Supply	5,721	2,685
Full Service Supply	120	(281)
Corporate and Eliminations (1)	(17,337)	(15,880)

Total Operating Income	$41,909	$26,800

(1)	Includes corporate functional shared services and intercompany eliminations.

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FINANCIAL HIGHLIGHTS (Continued)

OPERATING INCOME / (LOSS) RECONCILIATION (Unaudited):

For the quarter ended September 30, 2004, there were no special items.

QUARTER ENDED SEPTEMBER 30,

	MSSG	AMSG	J&L	FSS	Corp. & Elim.	Total
2003 Reported Operating Income (Loss)	$23,502	$11,822	$2,685	$(281)	$(15,880)	$21,848
Restructuring	3,393	—	—	—	—	3,393
Widia Integration Costs	1,511	48	—	—	—	1,559

2003 Operating Income (Loss) Excluding Special Items	$28,406	$11,870	$2,685	$(281)	$(15,880)	$26,800

RECONCILIATION TO FREE OPERATING CASH FLOW INFORMATION (Unaudited)

	Quarter Ended
	September 30,
	2004	2003
Net income	$22,720	$8,764
Other non-cash items	5,282	6,473
Depreciation and amortization	15,468	15,351
Change in inventory	(13,022)	3,728
Change in accounts receivable	(3,058)	5,054
Change in accounts payable	(3,178)	(12,512)
Change in other assets and liabilities	7,595	(14,673)

Net cash flow provided by operating activities	31,807	12,185
Purchase of property, plant and equipment	(15,219)	(10,594)
Proceeds from disposals of property, plant and equipment	506	534

Free operating cash flow	$17,094	$2,125

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FINANCIAL HIGHLIGHTS (Continued)

CONDENSED BALANCE SHEETS (Unaudited)

	09/30/04	06/30/04	03/31/04	12/31/03	09/30/03
ASSETS
Cash and equivalents	$28,688	$25,940	$27,528	$15,086	$14,720
Trade receivables, net of allowance	369,008	364,725	357,795	324,509	327,464
Receivables securitized	(115,309)	(117,480)	(108,916)	(101,422)	(95,318)

Accounts receivable, net	253,699	247,245	248,879	223,087	232,146
Inventories	404,478	388,077	387,202	386,250	387,877
Deferred income taxes	96,144	95,240	87,651	88,020	86,888
Other current assets	37,178	40,443	38,803	39,460	47,003

Total current assets	820,187	796,945	790,063	751,903	768,634

Property, plant and equipment, net	487,616	484,475	481,793	487,530	489,242
Goodwill and Intangible assets, net	545,901	542,014	554,614	500,890	484,662
Other assets	116,319	115,229	59,641	72,802	67,108

Total	$1,970,023	$1,938,663	$1,886,111	$1,813,125	$1,809,646

LIABILITIES
Short-term debt, including notes payable	$116,446	$126,807	$8,193	$12,872	$11,375
Accounts payable	146,543	148,216	132,246	112,563	107,653
Accrued liabilities	220,496	214,359	202,460	183,835	197,578

Total current liabilities	483,485	489,382	342,899	309,270	316,606

Long-term debt	318,989	313,400	486,119	468,455	508,763
Deferred income taxes	63,113	64,571	38,045	36,087	41,368
Other liabilities	162,627	167,926	192,546	191,585	180,258

Total liabilities	1,028,214	1,035,279	1,059,609	1,005,397	1,046,995

MINORITY INTEREST	17,377	16,232	16,598	16,286	16,089

SHAREOWNERS’ EQUITY	924,432	887,152	809,904	791,442	746,562

Total	$1,970,023	$1,938,663	$1,886,111	$1,813,125	$1,809,646

Debt to Capital Reconciliation (Unaudited)

	September 30,
	2004	2003
Total Debt	$435,435	$520,138
Total Shareowners’ Equity	924,432	746,562

Debt to Equity, GAAP	47.1%	69.7%
Total Debt	$435,435	$520,138
Minority Interest	17,377	16,089
Total Shareowners’ Equity	924,432	746,562

Total Capital	$1,377,244	$1,282,789
Debt to Capital	31.6%	40.5%

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FINANCIAL HIGHLIGHTS (Continued)

RETURN ON INVESTED CAPITAL (Unaudited)

For the Period Ended September 30, 2004

Invested Capital	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003	Average
Debt	$435,435	$440,207	$494,312	$481,327	$520,138	$474,284
Acct. Rec. Securitized	115,309	117,480	108,916	101,422	95,318	107,689
Minority Interest	17,377	16,232	16,598	16,286	16,089	16,516
Equity	924,432	887,152	809,904	791,442	746,562	831,899

Total	$1,492,553	$1,461,071	$1,429,730	$1,390,477	$1,378,107	$1,430,388

			Quarter Ended
Interest Expense	9/30/2004	6/30/2004	3/31/2004	12/31/2003	Total
Interest Expense	$6,456	$6,405	$6,332	$6,547	$25,740
Securitization Interest	580	443	356	483	1,862

Total Interest Expense	$7,036	$6,848	$6,688	$7,030	$27,602

Income Tax Benefit					9,109

Total Interest Expense, net of tax					$18,493

			Quarter Ended
Total Income	9/30/2004	6/30/2004	3/31/2004	12/31/2003	Total
Net Income, as reported	$22,720	$29,852	$24,070	$10,892	$87,534
Minority Interest Expense	977	(36)	533	404	1,878
MSSG Restructuring	—	—	—	1,109	1,109
AMSG Restructuring	—	—	—	1,018	1,018
Pension Curtailment	—	—	—	883	883
Gain on Toshiba Investment	—	—	—	(2,990)	(2,990)
Strong Tool Note Receivable	—	—	—	1,360	1,360

Total Income, excluding special charges	$23,697	$29,816	$24,603	$12,676	$90,792

Total Income, excluding special charges					$90,792
Total Interest Expense, net of tax					18,493

					$109,285
Average Invested Capital					$1,430,388

Adjusted Return on Invested Capital					7.6%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:

Net Income, as reported	$87,534
Total Interest Expense, net of tax	18,493

$106,027
Average Invested Capital	$1,430,388

Return on Invested Capital	7.4%

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FINANCIAL HIGHLIGHTS (Continued)

For the Period Ended September 30, 2003

Invested Capital	9/30/2003	6/30/2003	3/31/2003	12/31/2002	9/30/2002*	Average
Debt	$520,138	$525,687	$580,135	$617,016	$596,715	$567,938
Acct. Rec. Securitized	95,318	99,316	93,614	100,000	94,319	96,514
Minority Interest	16,089	18,880	18,070	17,594	13,001	16,727
Equity	746,562	721,577	756,511	737,729	713,427	735,161

Total	$1,378,107	$1,365,460	$1,448,330	$1,472,339	$1,417,462	$1,416,340

			Quarter Ended
Interest Expense	9/30/2003	6/30/2003	3/31/2003	12/31/2002	Total
Interest Expense	$6,600	$9,108	$8,979	$9,594	$34,281
Securitization Interest	397	413	406	536	1,752

Total Interest Expense	$6,997	$9,521	$9,385	$10,130	$36,033

Income Tax Benefit					11,531

Total Interest Expense, net of tax					$24,502

			Quarter Ended
Total Income	9/30/2003	6/30/2003	3/31/2003	12/31/2002	Total
Net Income, as reported	$8,764	$(4,868)	$9,699	$2,470	$16,065
Minority Interest Expense	695	74	739	709	2,217
MSSG Restructuring	2,307	2,194	754	3,394	8,649
AMSG Restructuring	—	857	773	1,577	3,207
Corporate Restructuring	—	(69)	195	670	796
J&L Restructuring	—	(45)	561	327	843
FSS Restructuring	—	—	6	20	26
Widia Integration Costs - MSSG	1,027	1,758	1,337	967	5,089
Widia Integration Costs - AMSG	33	818	13	3	867
AMSG Electronics Impairment	—	15,269	—	—	15,269

Total Income, excluding special charges	$12,826	$15,988	$14,077	$10,137	$53,028

Total Income, excluding special charges					$53,028
Total Interest Expense, net of tax					24,502

					$77,530
Average Invested Capital					$1,416,340

Adjusted Return on Invested Capital					5.5%

Return on Invested Capital calculated utilizing Net Income, as reported is as follows:

Net Income, as reported	$16,065
Total Interest Expense, net of tax	24,502

$40,567
Average Invested Capital	$1,416,340

Return on Invested Capital	2.9%

*	The September 30,2002 invested capital components utilized represent average balances for the three months ended September 30,2002 due to the Widia acquisition in August 2002.

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